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                                                                      Exhibit 99

                          MAINE PUBLIC SERVICE COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 30, 2003

                             YOUR VOTE IS IMPORTANT!



      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Larry LaPlante and Scott L. Sells and each of them as the undersigned's proxies (with power of substitution) to represent and to vote at the Annual Meeting of Shareholders of Maine Public Service Company to be held May 30, 2003 and at any adjournment(s) or postponement(s) thereof, subject to the directions designated below.

1.   Election of directors:  Robert E. Anderson, Michael W. Caron, and
     Nathan L. Grass for terms ending in 2006, and David N. Felch, for a term ending in 2004.
     / / FOR all nominees
     / / FOR ALL nominees listed EXCEPT _______________________
     / / WITHHOLD AUTHORITY to vote for all nominees listed.


2.   Approval of the Agreement and Plan of Merger and Reorganization.
     / / FOR             / / AGAINST          / / ABSTAIN

3. In accordance with his or their best judgment upon such other matters as may come before the meeting or any adjournment or postponement thereof.
     / / FOR             / / AGAINST          / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 3, AND AS AN ABSTENTION ON PROPOSAL 2.

                         Dated   ----------------------------------------------

                         PLEASE SIGN HERE

                         ---------------------------------------------------
                                 Please date, and sign exactly as your name appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company (LLC), please sign in LLC name by authorized person.